                                           Community First Banking Company

                                                     Stock Order Form
                                          -------------------------------------
                                                              EXPIRATION DATE
                                          CARROLLTON FEDERAL  for Stock Order
                                               BANK, FSB           Forms:
                                           STOCK INFORMATION           , 1997
                                                CENTER          12:00 Noon,
                                           110 Dixie Street     Eastern Time
                                            Carrollton, GA
                                                 30117
                                            (770)    -
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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                                           The minimum number of shares
 (1) NUMBER OF SHARES                      that may be subscribed for is
               SUBSCRIPTION PRICE          shares. The maximum number is
                                                shares for any individual
                                           or individuals through a single
                                           account.
                             (2) TOTAL PAYMENT DUE
                 $

               X          =

[_]
 (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION(6) PURCHASER INFORMATION
                                              Eligible Account Holder --
 Check here if you are a director,             Check here if you were a
 officer or employee of           or a        depositor of at least $50.00
 member of such person's immediate            at Carrollton Federal on
 family.                                             , 199 . Enter
                                              information below for all
                                              deposit accounts that you had
                                              at Carrollton Federal on
                                                    , 199 .
                                          A. [_]
------------------------------------------
                         Check Amount
[_] (4) METHOD OF PAYMENT/CHECK
                                              Supplemental Eligible Account
                                              Holder--Check here if you
                                              were a depositor of at least
                                              $50.00 at Carrollton Federal
                                              on       , 1996 but are not
                                              an Eligible Account Holder.
                                              Enter information below for
                                              all deposit accounts that you
                                              had at Carrollton Federal on
                                                    , 1996.
                                          B. [_]

 Enclosed is a check,
 bank draft or money
 order made payable to
 Carrollton Federal
 Bank, FSB in the
 amount of:
------------------------------------------
[_] (5) METHOD OF PAYMENT/WITHDRAWAL
                                              Other Member -- Check here if
                                              you held a deposit or loan at
                                              Carrollton Federal as of
                                                    , 1997 but are not an
                                              Eligible Account Holder or
                                              Supplemental Eligible Account
                                              Holder.
                                          C. [_]
 The undersigned authorizes withdrawal
 from the following account(s) at
 Carrollton Federal. There is no
 penalty for early withdrawal used for
 this payment.
 -------------------------------------
   Account Number(s)      Withdrawal          Local Community Resident --
                          Amount(s)            Check here if you are a
                                              permanent resident of
                                              County, Georgia.
                                          D. [_]
 -------------------------------------
 -------------------------------------
 -------------------------------------

 -------------------------------------
                                              Account Title (Names on
                                              Accounts)
  Total Withdrawal   -----------------                           Account
       Amount                                                    Number(s)
                                          ---------------------------------
                                          ---------------------------------
                                          ---------------------------------

                                           PLEASE NOTE: FAILURE TO LIST
                                           ALL YOUR ACCOUNTS MAY RESULT IN
                                           THE LOSS OF PART OR ALL OF YOUR
                                           SUBSCRIPTION RIGHTS. IF
                                           ADDITIONAL SPACE IS NEEDED,
                                           PLEASE UTILIZE THE BACK OF THIS
                                           STOCK ORDER FORM.

 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual   [_] Joint Tenants
                                  [_] Tenants in Common
                  [_] Corporation or Partnership
                                  [_] Uniform Gifts to Minors Act
 [_] Fiduciary (i.e. trust, estate, etc.)        [_] Other ________________
                                                       Social Security # or
                                                       Tax ID
 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)


 Name(s) continued                                     Social Security # or
                                                       Tax ID

 Street Address                      City              State   Zip Code

                                                               ------------
 (9) TELEPHONE                                   Evening
 INFORMATION         Daytime                           County of Residence
     (   )                    (   )
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 (10) NASD AFFILIATION
[_]
                                                      (11) ASSOCIATE--ACTING
                                                      IN CONCERT
                                                     [_]
 Check here if you are a member of the National       Check here, and
 Association of Securities Dealers, Inc.              complete the reverse
 ("NASD"), a person associated with an NASD           side of this Form, if
 member, a member of the immediate family of any      you or any associates
 such person to whose support such person             (as defined on the
 contributes, directly or indirectly, or the          reverse side of this
 holder of an account in which an NASD member or      Form) or persons
 person associated with an NASD member has a          acting in concert
 beneficial interest. To comply with conditions       with you have
 under which an exemption from the NASD's             submitted other
 Interpretation With Respect to Free-Riding and       orders for shares in
 Withholding is available, you agree, if you have     the Subscription
 checked the NASD Affiliation box, (i) not to         and/or Community
 sell, transfer or hypothecate the stock for a        Offerings.
 period of 90 days following issuance, and (ii)
 to report this subscription in writing to the
 applicable NASD member within one day of payment
 therefor.
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 (12) ACKNOWLEDGMENT
 To be effective, this fully completed Stock Order Form must be actually received by Carrollton Federal, no later than 12:00 p.m. Noon, Eastern
 Time, on       , 1997, unless extended; otherwise this Stock Order Form
 and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any full service office of Carrollton Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Carrollton Federal described in the accompanying Prospectus. If the
 Plan of Conversion is not approved by the voting members of Carrollton
 Federal at a Special Meeting to be held on       , 1997, or any
 adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Carrollton Federal, this
 Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the Bank's consent, and if authorization to withdraw from deposit accounts at Carrollton Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID
 Number and the other information provided under number 8 of this Stock
 Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Carrollton Federal and Community
 First Banking Company may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
 I also acknowledge receipt of a Prospectus dated       , 1997
 SIGNATURE            DATE   SIGNATURE            DATE  DATE REC'D ___________

                                                        CATEGORY _____________
                                                        ORDER # ___ BATCH ____
                                                        DEPOSIT ______________
 A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
 (SEE REVERSE SIDE)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Carrollton Federal, Community First Banking
persons acting in concert with    Company, or a majority-owned subsidiary of
you.                              Carrollton Federal or Community First
                                  Banking Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a director or in a similar fiduciary capacity;
                                  provided, however, such term shall not
                                  include Community First Banking Company's or
                                  Carrollton Federal's employee benefit plans in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and
                                  (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director of Carrollton Federal or Community
                                  First Banking Company or any subsidiaries thereof.


                     Number of
  Name(s) listed on   Shares
  other Stock Order   Ordered
        Forms
--------------------------------
--------------------------------
--------------------------------
--------------------------------
--------------------------------


     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CARROLLTON FEDERAL BANK, FSB (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Administrator, Savings
 Institutions Division, Georgia Department of Commerce, at (404)    -     or
 the Federal Deposit Insurance Corporation, Atlanta Regional Office, at
 (404) 817-2500.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of Community First Banking Company, the proposed holding company for Carrollton Federal Bank, FSB, I/we received a Prospectus dated
       , 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1.
   2.
   3.
   4.
   5.
   6.
   7.
   8.
   9.
  10.
  11.
  12.
  13.
  14.
  15.
  16.
  17.

 Signature                    Date       Signature                    Date


 Name (Please Print)                     Name (Please Print)

Community First Banking Company

                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM GIFT TO MINORS ACT ("UGMA")
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Gift to Minors Act is "UGMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Georgia Uniform Gift to Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, GA (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $ .00 per share. The minimum purchase is shares. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including individuals on a joint account, may purchase in their
capacity as such in the subscription Offering more than      shares, or
$    , of Common Stock. No person, including associates of and persons acting in concert with such person, may purchase in the Community Offering more than
    shares, or $    , of Common Stock. No person or entity, together with
associates or persons acting in concert, may purchase more than     shares,
or $    , of the Common Stock in the Stock Conversion. Community First
Banking Company and Carrollton Federal Bank reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.
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ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Carrollton Federal Bank or a member of such person's immediate family.
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ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Carrollton Federal Bank, FSB. Your funds will earn interest at the Bank's passbook rate of interest until the Stock Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
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ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Carrollton Federal, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
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ITEM 6--
Please check the appropriate box if you were;
(a) A depositor at Carrollton Federal on     , 199  (the "Eligibility Record
Date") with at least $50.00 on deposit.
(b) A depositor at Carrollton Federal on     , 199  (the "Supplemental
Eligibility Record Date") with at least $50.00 on deposit.
(c) A depositor or borrower at Carrollton Federal on     , 1997 (the "Voting
Record Date").
(d) A permanent resident of        County, Georgia.
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ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Community First Banking Company Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
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ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
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ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of Carrollton Federal Bank. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by
Carrollton Federal Bank no later than 12:00 Noon, eastern time, on       ,
1997 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the
Stock Information Center at (770)    -    . The Stock Information Center will
be open between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday.

                                                                          ITEM 4
                                REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               CF MUTUAL HOLDINGS

       for a Special Meeting of Members to be held on [          ], 1997

     The undersigned member of CF Mutual Holdings hereby appoints ________________ and ________________, or either of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Meeting") of CF Mutual Holdings to be held at
[            ] on [          ], 1997 at [       __.M], Eastern Time, and at
any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:

1. Adoption of the Plan of Conversion providing for the conversion of CF Mutual Holdings from a federally chartered mutual holding company to a Georgia stock corporation under the name "Community First Banking Company."

2. In their discretion, on any other matters that may lawfully come before the meeting.

NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE

       THIS PROXY WILL BE VOTED FOR THE PLAN IF NO CHOICE IS MADE HEREON

     Should the undersigned be present and elect to vote at said Meeting or any adjournment thereof and, after notification to the Secretary of CF Mutual Holdings of said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

PLEASE MARK VOTES [X]
                                                FOR   AGAINST
1.  Adoption of the Plan of Conversion.         [ ]     [ ]


                                    The undersigned acknowledges receipt of a
                                    notice of Special Meeting of the Members of
                                    CF Mutual Holdings to be held on [       ],
                                    1997 and a Proxy Statement and a
                                    Prospectus dated [            ], 1997 prior
                                    to the execution of this Proxy.

                                    Date:_______________________________________

                                    Signature:__________________________________
                                    NOTE: Only one signature is required in the case of a joint account.